UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 10, 2025

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2025, Ironwood Pharmaceuticals, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the Annual Meeting are as follows:

1.	The stockholders elected nine director nominees, each to serve on the board of directors of the Company for a one-year term extending until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Mark Currie, Ph.D.	110,739,267	2,925,704	17,527,704
Alexander Denner, Ph.D.	108,426,760	5,238,211	17,527,704
Andrew Dreyfus	110,282,918	3,382,053	17,527,704
Jon Duane	109,604,574	4,060,397	17,527,704
Marla Kessler	110,720,078	2,944,893	17,527,704
Thomas McCourt	110,995,716	2,669,255	17,527,704
Julie McHugh	109,518,572	4,146,399	17,527,704
Catherine Moukheibir	110,936,589	2,728,382	17,527,704
Jay Shepard	111,094,136	2,570,835	17,527,704

2.	The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, based on the following votes:

For	Against	Abstain	Broker Non-Votes
110,089,576	3,511,070	64,325	17,527,704

3.	The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025, based on the following votes:

For	Against	Abstain	Broker Non-Votes
128,241,210	2,621,956	329,509	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 12, 2025	By:	/s/ Gregory Martini
Name: Gregory Martini
Title: Senior Vice President, Chief Financial Officer